SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 23, 2005
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Date of Report (Date of earliest event reported)

PepsiCo, Inc.
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(Exact name of registrant as specified in its charter)

North Carolina
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(State or other jurisdiction of incorporation)

1-1183 (Commission File Number)	13-1584302 (IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (914) 253-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.	Other Events.
PepsiCo, Inc.'s 2004 Executive Incentive Compensation Plan. PepsiCo, Inc.’s ("PepsiCo") 2004 Executive Incentive Compensation Plan (“EICP”) was adopted by PepsiCo’s Board of Directors on January 29, 2004, and approved by shareholders at the annual meeting of shareholders held on May 5, 2004. A description of the EICP may be found in PepsiCo’s Proxy Statement for such annual meeting, and this description of the EICP is qualified in its entirety by reference to the EICP. Incentive payments made under the EICP are intended to qualify as "performance-based" compensation that is exempt from the one million dollar deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

The Compensation Committee selects the key executives of PepsiCo, its divisions and subsidiaries who shall be eligible for awards under the EICP. Generally, executive officers of PepsiCo are eligible to receive cash incentive compensation under the EICP based on achievement of pre-established performance goals.

Annually, performance goals are established and certified by PepsiCo’s Compensation Committee in accordance with the requirements of Section 162(m). Section 162(m) targets are established in the first quarter of each year by the Compensation Committee, and each target includes a maximum award payable if the target is achieved. No award is made if the minimum Section 162(m) target is not met. Currently, Section 162(m) targets are based on earnings per share. In determining whether a Section 162(m) target has been attained, to the extent consistent with the principles of Section 162(m), the Committee may adjust for specified corporate transactions (such as a stock split or stock dividend), special charges, accounting or tax law changes and other extraordinary or nonrecurring events.

In determining the cash award payable to an executive officer when one or more Section 162(m) targets have been met, the Compensation Committee may exercise negative discretion to reduce the amount of the applicable pre-established maximum award. The exercise of this negative discretion is primarily guided by applying additional pre-established targets such as volume and profit for the line of business in which the executive officer has responsibility. To the extent deemed appropriate by the Committee, qualitative factors such as how well the executive manages and develops people may also be considered in applying the Committee’s negative discretion. A portion of the cash incentive award determined for certain executive officers will be paid out in equal installments over a three year period, contingent on the executive’s continued employment by PepsiCo, with immediate vesting of the award in the event of the executive’s retirement, death or disability or as determined by PepsiCo’s Compensation Committee.

The cash incentive awards and related performance goals are further described annually in the Proxy Statement in the section entitled "Compensation Committee Report on Executive Compensation". The actual cash incentive award amounts under the EICP for the Chief Executive Officer and four most highly compensated executive officers are set forth annually in the Proxy Statement in the Summary Compensation Table.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2005		PepsiCo, Inc.
	By:	/s/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Vice President, Associate General Counsel and Assistant Secretary